                                                                      EXHIBIT 99

                                      PROXY

                  LOCHAVEN FEDERAL SAVINGS AND LOAN ASSOCIATION

                         SPECIAL MEETING OF STOCKHOLDERS

         The undersigned hereby constitutes and appoints Patricia A. Schwartz and Robert O. Smedley, Jr., or either of them, as proxies, each with full power of substitution, to vote the number of shares of the $0.01 par value common stock ("Lochaven Common Stock") of Lochaven Federal Savings and Loan Association, a federally-chartered savings and loan association ("Lochaven"), which the undersigned would be entitled to vote if personally present at the Special Meeting of Lochaven stockholders to be held at 2410 North Orange Blossom Trail, Orlando, Florida 32804, on November 4, 1998, at 9:00 a.m., local time, and at any adjournment or postponement thereof (the "Special Meeting"), upon the
proposals described in the Proxy Statement/Prospectus dated        , 1998
and the Notice of Special Meeting of Stockholders, dated October 5, 1998.

1. MERGER. To approve ratify, confirm and adopt the Agreement and Plan of Merger, dated as of May 6, 1998 (the "Agreement"), by and among Republic Bancshares, Inc., a Florida corporation ("Bancshares"), Republic Bank, a commercial bank organized and existing under the laws of the State of Florida that is a wholly-owned subsidiary of Bancshares ("Republic"), and Lochaven, pursuant to which (i) Lochaven will merge (the "Merger") with and into Republic, and (ii) each share of Lochaven Common Stock issued and outstanding at the effective time of the Merger will be converted into and exchanged for 0.2776 of a share of the $2.00 par value common stock of Bancshares in accordance with the terms of the Agreement, all as more fully described in the Proxy
         Statement/Prospectus dated         , 1998.

                   FOR    [ ]    AGAINST    [ ]    ABSTAIN    [ ]

2. OTHER BUSINESS. In the discretion of the proxies on such other matters as may properly come before the Special Meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

Please sign this proxy exactly as your name appears below. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                          DATED:                       , 1998
                                                -----------------------

                                          --------------------------------------
                                          Signature

                                          --------------------------------------
                                          Signature if held jointly


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF LOCHAVEN FEDERAL SAVINGS AND LOAN ASSOCIATION, AND MAY BE REVOKED PRIOR TO ITS EXERCISE.